PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
(To Prospectus dated July 14, 2017)                  Registration No. 333-219044

                                HD VIEW 360, INC.
                                  Common Stock


On June 8, 2016, we entered into an Investment Agreement with WT Consulting, LLC in order to establish a possible source of funding for our operations.

Under the Investment Agreement WT has agreed to provide us with up to $2,000,000 of funding.

On July 24, 2017 we amended our agreement with WT such that we will be able to put the entire amount to WT at any time during the registration period.